AAMCAAMC © Altisource Asset Management Corporation 2023 TICKER: (AAMC) Altisource Asset Management Corporation INVESTOR PRESENTATION MARCH 23, 2023 TICKER: (AAMC)

AAMCAAMC © Altisource Asset Management Corporation 2023 TICKER: (AAMC) 2 Forward Looking Statements Certain comments made in this presentation may contain forward-looking statements in relation to operations, financial condition and financial results of Altisource Asset Management Corporation (“AAMC”) and such statements involve a number of risks and uncertainties. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology. In particular, forward looking statements include, but are not limited to, statements as to our ability to develop and implement our new alternative lending business, including the ability to obtain leverage and potential return on equity, the impact of current inflationary economic and market conditions, including the current rising interest rate environment and development in the credit market, and our ability to develop, improve and optimize our information technology to support our business plans. These statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are based on current expectations and assumptions that are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the relevant forward-looking statement. With respect to the growth and returns from our alternative lending business, our expectations depend on the ability to acquire and originate loans at attractive pricing, to obtain leverage, to successfully manage our loan portfolio and successfully dispose of loans at attractive levels. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements made in this presentation speak only as of the date of this presentation. Except as required by law, AAMC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

AAMCAAMC © Altisource Asset Management Corporation 2023 TICKER: (AAMC) 3 Agenda Update - The Business We’re Building • What We Have Accomplished • Current Strategy & Market • Where We Are Headed Q&A

AAMCAAMC © Altisource Asset Management Corporation 2023 TICKER: (AAMC) 4 Update – State of the Business

AAMCAAMC © Altisource Asset Management Corporation 2023 TICKER: (AAMC) 5 What We Have Accomplished - From the Fourth Quarter 2022 to the Current Date • For Q4, AAMC generated a loss of ($4.1M) on revenue of $2.5M • (1) Revenue improved relative to Q3 by increasing $0.6M or 33.0%. • (2) Q4 included roughly $1.1M of legal charges, branding expenses and other items we consider to be non-recurring. • (3) Eliminating these special items, an adjusted Q4 loss of ($3.0M) was less than the ($4.0M) loss we realized in Q3. • In Q4, we closed on our second $50m warehouse line with Nexbank. • Entered into forward contracts to sell alternative credit products to two of the US's largest institutional counterparties that manage insurance and credit money assets on January 31, 2023. The organizations have over $50 billion and $15 billion in assets under management. • We closed our first forward contract with a $55 billion money manager that owns an insurance company. • We won our arbitration hearing against our former CEO with a judgement of $1.6 million plus unpaid interest. • Announced that Danya Sawyer joined the Company as Chief Operating Officer of the Alternative Lending Group on February 1, 2023.

AAMCAAMC © Altisource Asset Management Corporation 2023 TICKER: (AAMC) 6 Current Strategy & Market • AAMC will be a capital lite originator of private credit products. • Short duration, high yielding fixed income assets secured by 1-4 Single Family Residential or Multifamily Residential properties going through value improvements (also known as Residential Transitional Loans or RTLs) • Long duration, interest only loans, secured by income producing residential properties (also known as DSCR loans). • The above products are distributed to institutions with permanent capital. • AAMC will establish individual criteria or a “buy box” to generate the products specific to the fixed income needs of the insurance companies and Funds that are backed by endowments and pensions funds. • We then go to market to originate these loans via our three channels : (1) Direct to Borrower, (2) Wholesale and (3) Broker Direct Channel • Insurance companies and Funds do not have the infrastructure to originate private credit products therefore they look to partner with firms such as ourselves; • Forward contracts with these Back-end purchasers must be in place before we can ramp up our origination platform. • The private credit products are alternative fixed income assets and are an attractive investment opportunity that is constantly resetting to market, with typical metrics that include: • Short-duration originations with a range of 10.5%-12.0% gross weighted average coupon or WAC with a 1 - 2 year terms. • These assets do not have the same interest rate risk such as those that banks typically deal within the government and agency mortgage portfolios – long duration, very low yields.

AAMCAAMC © Altisource Asset Management Corporation 2023 TICKER: (AAMC) 7 Where We Are Headed for Q1-23 and all of 2023 Expected Metrics for the Business • Potential Gross Revenue by Loan • Residential transitional loans or RTL’s - expected gross revenue range from 300 bps to 450 bps per loan • Term or DSCR loans – expected gross revenue range between 200 bps to 350 bps per loan • The above ranges reflect the all-in annualized revenue expected to be received from originating the loans; consisting of: Origination fees, Gain on sales, and Interest Strips. • Focus is on originations as opposed to purchasing closed loans, a key component of which is client acquisition • We are expecting our cost of acquiring a client on the Direct to Borrower channel to be $1,500 which, over time, is spread over multiple loans. • Past experience indicates that this cost can be improved to be reduced to $800. • Our expected cost to process a loan is $160/per file. This represents a significant competitive advantage due to having our loan production principally in Bangalore, India. • Volume Considerations for 2022 with an average loan size for “RTLs” is ~$500k; and DSCR Loans is ~$300K. • Our pipeline as of March 20th, consists of the following by channel: • Direct to Borrower – Total Commitments of $35mm with an additional $25M in process • Wholesale (which had a soft roll out of Friday, March 17th), Total Commitments of $15M • Broker Direct Channel to rollout over the next three weeks.

AAMCAAMC © Altisource Asset Management Corporation 2023 TICKER: (AAMC) 8 Q&A Altisource Asset Management Corporation